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                                                                    Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to Cover-All Technologies Inc. Amended and Restated 2005 Stock Incentive Plan, of our report dated March 27, 2007, with respect to the consolidated financial statements of Cover-All Technologies Inc. included in its Annual Report [Form 10-K] for the year ended December 31, 2006, filed with the Securities and Exchange Commission.








                                                    /s/ Moore Stephens, P.C.
                                                    ------------------------
                                                    MOORE STEPHENS, P. C.
                                                    Certified Public Accountants

New York, New York
April 2, 2007